                                                                    EXHIBIT 12.1

                            ENVIROTEST SYSTEMS CORP.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                       FISCAL YEAR ENDED SEPTEMBER 30,
                                                           -------------------------------------------------------
                                                             1994        1995        1996       1997       1998
                                                           ---------  ----------  ----------  ---------  ---------
Income (loss) before income taxes........................  $   3,586  $  (15,504) $  (19,426) $  (7,301) $   7,878
                                                           ---------  ----------  ----------  ---------  ---------

Fixed charges:
  Interest on indebtedness...............................     23,567      21,315      38,940     40,220     33,774
  Portion of rents representative
    of interest expense..................................      1,486       1,602       1,028      1,511      1,440
                                                           ---------  ----------  ----------  ---------  ---------
Total fixed charges......................................     25,053      22,917      39,968     41,731     35,214
                                                           ---------  ----------  ----------  ---------  ---------

Ratio computation:
  Earnings...............................................      3,586     (15,504)    (19,426)    (7,301)     7,878
  Fixed charges..........................................     25,053      22,917      39,968     41,731     35,214
                                                           ---------  ----------  ----------  ---------  ---------

Earnings before fixed charges............................     28,639       7,413      20,542     34,430     43,092
Fixed charges............................................     25,053      22,917      39,968     41,731     35,214
                                                           ---------  ----------  ----------  ---------  ---------

Ratio of earnings (deficiency) to fixed charges..........  $   3,586  $  (15,504) $  (19,426) $  (7,301) $   7,878
                                                           ---------  ----------  ----------  ---------  ---------
                                                           ---------  ----------  ----------  ---------  ---------

                      ENVIRONMENTAL SYSTEMS PRODUCTS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                            NINE MONTHS    NINE MONTHS
                                                   YEAR ENDED DECEMBER 31,                     ENDED          ENDED
                                    -----------------------------------------------------  SEPTEMBER 30,  SEPTEMBER 30,
                                      1993       1994       1995       1996       1997         1997           1998
                                    ---------  ---------  ---------  ---------  ---------  -------------  -------------
Income (loss) before income
  taxes...........................  $    (409) $   1,372  $   1,482  $   3,554  $  18,145    $   7,517      $   9,774
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------

Fixed charges:
  Interest on indebtedness........        278        457        337        269        441          145          5,467
  Portion of rents representative
    of interest expense...........        303        298        293        311        440          283            561
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------
Total fixed charges...............        581        755        630        580        881          428          6,028
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------

Ratio computation:
  Earnings........................       (409)     1,372      1,482      3,554     18,145        7,517          9,774
  Fixed charges...................        581        755        630        580        881          428          6,028
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------

Earnings before fixed charges.....        172      2,127      2,112      4,134     19,026        7,945         15,802
Fixed charges.....................        581        755        630        580        881          428          6,028
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------
Ratio of earnings (deficiency) to
  fixed charges...................  $    (409) $   1,372  $   1,482  $   3,554  $  18,145    $   7,517      $   9,774
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------
                                    ---------  ---------  ---------  ---------  ---------       ------    -------------

                  ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                 PRO FORMA
                                                         ---------------------------------------------------------
                                                               YEAR           TWELVE MONTHS        NINE MONTHS
                                                               ENDED              ENDED               ENDED
                                                         DECEMBER 31, 1997  SEPTEMBER 30, 1998  SEPTEMBER 30, 1998
                                                         -----------------  ------------------  ------------------
Income (loss) before income taxes......................     $   (14,042)        $   13,091          $    8,729
                                                               --------           --------            --------

Fixed charges:
  Interest on indebtedness.............................          56,966             56,117              42,665
  Portion of rents representative
    of interest expense................................           1,751              1,958               1,491
                                                               --------           --------            --------
Total fixed charges....................................          58,717             58,075              44,156
                                                               --------           --------            --------

Ratio computation:
  Earnings.............................................         (14,042)            13,091               8,729
  Fixed charges........................................          58,717             58,075              44,156
                                                               --------           --------            --------

Earnings before fixed charges..........................          44,675             71,166              52,885
Fixed charges..........................................          58,717             58,075              44,156
                                                               --------           --------            --------

Ratio of earnings (deficiency) to fixed charges........     $   (14,042)        $   13,091          $    8,729
                                                               --------           --------            --------
                                                               --------           --------            --------